PDI CONTACT:                                                                                           INVESTOR CONTACTS:
Jeffrey E. Smith                                                                                              Lippert/Heilshorn & Associates, Inc.
Chief Executive Officer                                                                                 Kim Sutton Golodetz (kgolodetz@lhai.com)
(201) 258-8451                                                                                                (212) 838-3777
jesmith@pdi-inc.com                                                                                    Bruce Voss (bvoss@lhai.com)
www.pdi-inc.com                                                                                          (310) 691-7100

PDI Appoints Pharma Industry Veteran Nancy Lurker
as Chief Executive and Director

SADDLE RIVER, N.J. (November 17, 2008) – PDI, Inc. (NASDAQ: PDII), a pioneer in providing contract sales and commercial services to the biopharmaceutical industry, announces the appointment of pharmaceutical executive Nancy Lurker, 50, as Chief Executive Officer and a member of the Company’s Board of Directors, effective November 18, 2008.  Ms. Lurker’s Board appointment fills a vacancy on PDI’s 10-member Board of Directors.

“Today marks the beginning of a new and exciting time for PDI,” said John P. Dugan, Chairman of the Board.  “Nancy is a proven leader and a highly accomplished executive with particular expertise in sales and marketing, commercial operations and the evaluation of prescriber behavior.  She has achieved success at global pharmaceutical companies, as well as smaller entities where she has grown the top line and brought innovation to the organization, while being ever-mindful of margins and profitability. Nancy has held senior commercial roles in the healthcare and pharmaceutical industries for more than 24 years, and we are fortunate to have an executive of her caliber join PDI. The Board is confident that Nancy is the right executive to lead PDI into the future.”

“I am excited to be joining PDI,” said Ms. Lurker. “PDI is a company with a long and proven heritage. I believe in its long-term future. While there are industry and company challenges, my goal will be to focus on strategies for growth and to return the company to profitability. Customer focus, sales excellence and superior service delivery will be at the top of our agenda. I look forward to working with the people of PDI and its customers as we solidify a long-term growth track.”

Previously Ms. Lurker was Senior Vice-President and Chief Marketing Officer for Novartis Pharmaceuticals Corporation (the U.S. subsidiary of Novartis AG), where she oversaw a product portfolio in multiple therapeutic areas representing multi-billion dollars in annual sales.  While at Novartis she launched numerous products including Exforge®, Tekturna®, Reclast® and Exelon® Patch, as well as several marketing and productivity initiatives.

Prior to Novartis she was President and CEO of ImpactRx, a privately owned company offering among its services the evaluation of the impact of pharmaceutical promotion on the prescribing behavior of the nation's highest prescribing physicians.  During her three years at ImpactRx, Ms. Lurker more than doubled revenues while reducing costs and raising private capital.

As Group Vice President-Global Primary Care Products for Pharmacia Corporation, Ms. Lurker led a multi-billion dollar business unit that produced drugs for urology, cardiovascular, central nervous system, respiratory and women’s health.  She was also a member of Pharmacia’s U.S. Executive Management Committee, the group responsible for managing all U.S.-based profits as well as all U.S. management policies.  She managed the marketing of several of the company’s billion-dollar drugs, including Detrol® and Ambien®.

Earlier in her career, she was Vice President for Business Development at National Physicians Corporation, an IPA risk management and practice management group.

During her 14 years at Bristol-Myers Squibb, Ms. Lurker rose from Senior Sales Representative at Mead Johnson to various product management and business development positions, ultimately becoming Senior Director-Worldwide Cardiovascular Franchise Management.  During this time she directed or developed strategy in many of the Company’s major business units and successfully launched Plavix® and Avapro®.

Ms. Lurker received a Bachelor of Science in Biology and Chemistry with high honors from Seattle Pacific University, and an MBA from the University of Evansville in Evansville, Ind.

Jeffrey E. Smith, who has recently served as interim CEO, will resume his previous position as Executive Vice President, Finance and Chief Financial Officer, and James Farrell, who has recently served as interim CFO, will resume his previous position as Vice President, Controller.

About PDI

PDI provides commercialization services for established and emerging biopharmaceutical companies. The Company is dedicated to maximizing the return on investment for its clients by providing strategic flexibility, sales, marketing and commercialization expertise.

PDI currently operates in three business segments: Sales Services, Marketing Services and Product Commercialization.  Our sales services include Performance Sales Teams™, which are dedicated pharmaceutical sales force teams for specific customers; Select Access™, our targeted sales solution that leverages an existing sales force and infrastructure; and PDI ON DEMAND, a suite of innovative sales services that provide rapid, customized sales force solutions tailored to meet the local, regional and seasonal needs of our customers.  Our marketing services include marketing research and consulting services through TVG, and medical communications services through Pharmakon.  In addition, PDI is a high-quality provider of continuing medical education programs through Vital Issues in Medicine (VIM®).  Our product commercialization solutions leverage our considerable sales and marketing expertise to manage products throughout their lifecycles, enabling us to maximize profitable brand growth.  PDI's experience extends across multiple therapeutic categories and includes office- and hospital-based initiatives.

For more information, please visit the Company’s website at www.pdi-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI’s control.  These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI’s actual results to be materially different from those expressed or implied by any forward-looking statement.  Such factors include, but are not limited to: changes in outsourcing trends or a reduction in promotional, marketing and sales expenditures in the pharmaceutical, biotechnology and life sciences industries; the loss of one or more significant clients or a material reduction in service revenues from such clients; the ability to fund and successfully implement PDI’s long-term strategic plan; the ability to successfully develop product commercialization opportunities; PDI’s ability to generate sufficient revenue from product commercialization opportunities that PDI pursues to offset the costs and expenses associated with implementing and maintaining these types of programs; the ability to successfully identify, complete and integrate any future acquisitions and the effects of any such acquisitions on PDI’s ongoing business; the ability to meet performance goals in incentive-based and revenue sharing arrangements with clients; competition in PDI’s industry; the ability to attract and retain qualified sales representatives and other key employees and management personnel; product liability claims against PDI; changes in laws and healthcare regulations applicable to PDI’s industry or PDI’s, or its clients’, failure to comply with such laws and regulations; volatility of PDI’s stock price and fluctuations in its quarterly revenues and earnings; potential liabilities associated with insurance claims; failure of, or significant interruption to, the operation of its information technology and communications systems; and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2007, and PDI's subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.